    As filed with the Securities and Exchange Commission on January 10, 2002
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        INTEGRATED SECURITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                   DELAWARE                             75-2422983
     (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

     8200 SPRINGWOOD DR., SUITE 230
             IRVING, TEXAS                                75063
 (Address of Principal Executive Offices)              (Zip Code)


         INTEGRATED SECURITY SYSTEMS, INC. 1997 LONG-TERM INCENTIVE PLAN
                            (Full title of the Plans)

                               C. A. RUNDELL, JR.
                                 PRESIDENT & CEO
                        INTEGRATED SECURITY SYSTEMS, INC.
                         8200 SPRINGWOOD DR., SUITE 230
                               IRVING, TEXAS 75063
                     (Name and address of agent for service)

                                 (972) 444-8280
          (Telephone number, including area code, of agent for service)


                                 With a copy to:

                                  DAVID H. ODEN
                              HAYNES AND BOONE, LLP
                         1600 NORTH COLLINS, SUITE 2000
                             RICHARDSON, TEXAS 75080
                                 (972) 739-6929







                         CALCULATION OF REGISTRATION FEE

                                               AMOUNT              PROPOSED MAXIMUM        PROPOSED MAXIMUM AGGREGATE   REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED   TO BE REGISTERED   OFFERING PRICE PER SHARE (1)      OFFERING PRICE (1)         FEE (1)
   ------------------------------------   ----------------   ----------------------------  --------------------------   ------------

Common Stock, par value $.01 per share       7,500,000                   $0.96                     $7,185,459             $1,717.33

(1) The aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933, based on (a) the average of the high and low sale prices for the Company's Common Stock on January 8, 2002 ($0.45 per share) for all unissued options and (b) the exercise price of $1.20 all issued options.

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed with the Securities and Exchange Commission are incorporated by reference and made a part of this prospectus.

     o the description of our common stock contained in the first paragraph under the caption "Description of Securities--Common Stock," on page 21 of the prospectus contained in the company's registration statement on form SB-2 dated August 15, 1997, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock;

     o our annual report on Form 10-KSB for the fiscal year ended June 30, 2001, filed on October 15, 2001;

     o our quarterly report on Form 10-QSB for the quarter ended September 30, 2001, filed on November 14, 2001;

     o   our current report on Form 8-K, filed on October 15, 2001; and

     o   our current report on Form 8-K, filed on November 9, 2001.

         All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification of certain officers, directors, employees and agents of the Company; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstance such companies would have the power to indemnify against such liabilities under the provisions of the statute.

         The Company's Amended and Restated Certificate of Incorporation and its By-Laws provide for indemnification of its officers and directors to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware.

         The Company's Amended and Restated Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or a stock repurchase or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his or her responsibilities under any other law, including federal securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         EXHIBIT
         NUMBER            DESCRIPTION OF EXHIBITS

           4.1 Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to the Company's Registration Statement on Form SB-2 (No. 33-59870-FW).

           4.2* Certificate of Amendment to the Restated Certificate of Incorporation of the Company, dated January 19th, 1995.

           4.3* Certificate of Amendment to the Restated Certificate of Incorporation of the Company, dated as of May 7, 1996.

           4.4* Certificate of Amendment to the Restated Certificate of Incorporation of the Company, dated as of May 1, 1997.

           4.5* Certificate of Amendment of the Restated Certificate of Incorporation of the Company, dated as of December 17, 1999.

           4.6* Certificate of Amendment to the Restated Certificate of Incorporation of the Company, dated as of May 10, 2001.

           4.7 Amended and Restated Bylaws of the Company, incorporated by reference to the Company's Registration Statement on Form SB-2 (No. 33-59870-FW).

           4.8 Specimen certificate for common stock of the Company, incorporated by reference to the Company's Registration Statement on Form SB-2 (No. 33-59870-FW).

           4.9*            Integrated Security Systems, Inc. 1997 Long-Term
                           Incentive Plan.

           5.1* Opinion of Haynes and Boone, LLP with respect to the validity of the issuance of the securities.

           23.1*           Consent of Grant Thornton LLP, independent auditors.

           23.2*           Consent of Haynes and Boone, LLP (contained in
                           Exhibit 5.1 hereto).

           24.1* Power of Attorney of officers and directors of the Company (included on the signature page of the Registration Statement).

----------------
* Filed herewith.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                      *****

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of December 14, 2001.

                             INTEGRATED SECURITY SYSTEMS, INC.
                             A Delaware corporation


                             By:  /s/ C. A. Rundell, Jr.
                                  ---------------------------------------------
                                  C. A. Rundell, Jr.
                                  Director, Chairman of the Board, and Chief
                                  Executive Officer (principal executive and
                                  financial officer)


            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. A. Rundell, Jr. and Richard B. Powell, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons on behalf of the Registrant on the date and in the capacities indicated:

SIGNATURE                                                     DATE
---------                                                     ----


/s/ C. A. Rundell, Jr.                                        December 14, 2001
-----------------------------------------------------
C. A. Rundell, Jr.
Director, Chairman of the Board, and Chief
Executive Officer (principal executive
and financial officer)

SIGNATURE                                                     DATE
---------                                                     ----


/s/ Richard B. Powell                                         December 14, 2001
-----------------------------------------------------
Richard B. Powell
Vice President, Chief Accounting Officer,
Secretary (principal accounting officer)


/s/ Alan M. Arsht                                             December 14, 2001
-----------------------------------------------------
Alan M. Arsht
Director


/s/ William D. Breedlove                                      December 14, 2001
-----------------------------------------------------
William D. Breedlove
Director


/s/ Russell Cleveland                                         December 14, 2001
-----------------------------------------------------
Russell Cleveland
Director


/s/ Robert M. Galecke                                         December 14, 2001
-----------------------------------------------------
Robert M. Galecke
Director


/s/ Frank R. Marlow                                           December 14, 2001
-----------------------------------------------------
Frank R. Marlow
Director

                                INDEX TO EXHIBITS

         EXHIBIT
         NUMBER            DESCRIPTION OF EXHIBITS
         -------           -----------------------

            4.1            Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to the Company's Registration Statement on Form SB-2 (No. 33-59870-FW).

            4.2*           Certificate of Amendment to the Restated Certificate of Incorporation of the Company,
                           dated January 19th, 1995.

            4.3*           Certificate of Amendment to the Restated Certificate of Incorporation of the Company,
                           dated as of May 7, 1996.

            4.4*           Certificate of Amendment to the Restated Certificate of Incorporation of the Company,
                           dated as of May 1, 1997.

            4.5*           Certificate of Amendment of the Restated Certificate of Incorporation of the Company,
                           dated as of December 17, 1999.

            4.6*           Certificate of Amendment to the Restated Certificate of Incorporation of the Company,
                           dated as of May 10, 2001.

            4.7            Amended and Restated Bylaws of the Company, incorporated by reference to the Company's
                           Registration Statement on Form SB-2 (No. 33-59870-FW).

            4.8            Specimen certificate for common stock of the Company, incorporated by reference to the
                           Company's Registration Statement on Form SB-2 (No. 33-59870-FW).

            4.9*           Integrated Security Systems, Inc. 1997 Long-Term Incentive Plan.

            5.1*           Opinion of Haynes and Boone, LLP with respect to the validity of the issuance of the securities.

           23.1*           Consent of Grant Thornton LLP, independent auditors.

           23.2*           Consent of Haynes and Boone, LLP (contained in Exhibit 5.1 hereto).

           24.1*           Power of Attorney of officers and directors of the Company (included on the signature page of the Registration Statement).

--------
*Filed herewith.